AMENDMENT NO. 10 TO

PARTICIPATION AGREEMENT

This Amendment No. 10 (the “Amendment”) to the Participation Agreement, dated February 2, 1998 (the “Participation Agreement”), by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust (AVIF), Invesco Distributors, Inc., a Delaware corporation (“Invesco”), The Guardian Insurance & Annuity Company, Inc., a Delaware corporation (“GIAC”) and Guardian Investor Services LLC, a Delaware limited liability company (“GIS”), is hereby entered into as of the 31st day of March, 2015 (the “Effective Date”).

WHEREAS, GIS has entered into the Participation Agreement by and among AVIF, Invesco, GIAC and GIS; and

WHEREAS, on the Effective Date, GIS will voluntarily terminate its status as a registered broker-dealer and, as a result, shall no longer act as distributor of the Contracts (as defined in the Participation Agreement) under the Participation Agreement; and

WHEREAS, on the Effective Date, Park Avenue Securities LLC, a registered broker-dealer and wholly-owned subsidiary of GIAC (“PAS”), shall become the distributor of the Contracts; and

WHEREAS, on the Effective Date, GIS will assign its rights and delegate its obligations under the Participation Agreement to PAS pursuant to an Assignment and Assumption Agreement by and between GIS and PAS dated as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree that:

1.	Effective as of the Effective Date, all references to Guardian Investor Services LLC in the Participation Agreement shall be deleted and replaced by Park Avenue Securities LLC; and

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Michael Cefole
Name:	Michael Cefole
Title:	President

GUARDIAN INVESTOR SERVICES LLC

By:	/s/ Michael Cefole
Name:	Michael Cefole
Title:	President

PARK AVENUE SECURITIES LLC

By:	/s/ Michael Cefole
Name:	Michael Cefole
Title:	Chair Board of Managers